F6 registration # 33312798

Exhibit A to Deposit Agreement
UPON SURRENDER OF THIS RECEIPT, AS  A
RESULT OF, AND TO THE EXTENT REQUIRED BY,
THE OPERATION OF THE JAPANESE COMMERCIAL
CODE, THE DEPOSITARY WILL EFFECT THE
DELIVERY TO THE OWNER HEREOF, OF SHARES
OF ALL NIPPON AIRWAYS CO., LTD.
REPRESENTED BY THE AMERICAN DEPOSITARY
SHARES EVIDENCED HEREBY ONLY IN 1000
SHARES (OR SUCH OTHER NUMBER OF SHARES
AS THE ARTICLES OF INCORPORATION OF ALL
NIPPON AIRWAYS CO., LTD. MAY PROVIDE AS A
UNIT OF SHARES FOR THE PURPOSE OF THE
JAPANESE COMMERCIAL CODE, AS SUCH
ARTICLES OF INCORPORATION MAY BE
AMENDED FROM TIME TO TIME) OR AN
INTEGRAL MULTIPLE THEREOF.
No.
Effective April 1, 2013, the Companys
name changed to ANA Holdings Inc.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents the
right to receive two (2) Deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK
PAR VALUE OF 50 YEN PER SHARE OF
ALL NIPPON AIRWAYS CO., LTD.
(INCORPORATED UNDER THE LAWS OF
JAPAN)
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
_________________________, or registered
assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited shares of Common Stock, par
value 50 yen per share (herein called Shares), of All
Nippon Airways Co., Ltd., a company incorporated
under the laws of Japan (herein called the
Company).  At the date hereof, each American
Depositary Share represents the right to receive two
(2) Shares which is either deposited or subject to
deposit under the deposit  agreement at the principal
Tokyo office of The Sakura Bank, Limited.  (herein
called the Custodian), currently in Tokyo.  The
Depositarys Corporate Trust Office is located at a
different address than its principal executive office.
Its Corporate Trust Office is located at 101 Barclay
Street, New York, N.Y. 10286, and its principal
executive office is located at One Wall Street, New
York, N.Y. 10286.
THE BANK OF NEW YORK
as Depositary
By:____________________
Authorized Signatory
Date: ________________________
Countersigned: ___________________
		Authorized Signature
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS 101 BARCLAY STREET,
NEW YORK, N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated Deposit Agreement, dated as of
November 28, 2000 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect or in
lieu of the Shares deposited thereunder and
any and all other securities, property and
cash from time to time received in respect or
in lieu of  such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on file
at the Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      This Receipt shall bear a CUSIP
number that is different from any CUSIP
number that is or may be assigned to any
other depositary receipt facility relating to
the Shares.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the Deposited Securities represented by the deliverable portion (as defined in Section 2.6 of the Deposit Agreement) of the American
Depositary Shares evidenced by this
Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 of the Deposit
Agreement and payment of all taxes and
governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit
Agreement, the Articles of Incorporation of the Company, the Deposited Securities and applicable law, the Owner hereof shall be entitled to delivery to him or upon his order, of the amount of Deposited Securities at the time represented by the deliverable portion
(as defined in Section 2.6 of the Deposit
Agreement) of the American Depositary
Shares evidenced hereby. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed if permitted by law or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him (if any is required), and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
            A Receipt surrendered under
Section 2.5 of the Deposit Agreement for such purposes may be required by the Depositary to be properly endorsed if permitted by law or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner hereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited
Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.
Thereupon the Depositary shall direct the Custodian to deliver at the Tokyo office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the deliverable portion (as defined in Section 2.6 of the Deposit Agreement) of the American Depositary Shares evidence by this Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the deliverable portion (as defined in Section 2.6 of the Deposit
Agreement) of the American Depositary
Shares evidenced by this Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
            At the request, risk and
expense of the Owner so surrendering this Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited
Securities represented by the deliverable portion (as defined in Section 2.6 of the Deposit Agreement) of the American
Depositary Shares evidenced by this Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.
Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.
            Upon surrender of a Receipt
or Receipts by an Owner to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other
Japanese law, the Depositary will effect the delivery to such Owner of only that portion of Shares (and any other Deposited
Securities relating to such Shares)
comprising a Unit or an integral multiple thereof (the deliverable portion of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of Shares represented by the entire amount of the American
Depositary Shares evidenced by the Receipt or Receipts surrendered by the same Owner at the same time. The Depositary will promptly advise such Owners as to the amount of Shares and Deposited Securities, if any, represented by the nondeliverable portion of such Receipt or Receipts and shall deliver to such Owner a new Receipt evidencing such nondeliverable portion. In addition, the Depositary shall notify such Owner of the additional amount of American Depositary Shares which such
Owner would be required to surrender in
order for the Depositary to effect delivery of all the Shares and Deposited Securities represented by the American Depositary
Shares of such Owner.

3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the transfer books of the
Depositary upon surrender at its Corporate
Trust Office of this Receipt by the Owner
hereof in person or by a duly authorized
attorney, properly endorsed or accompanied
by a proper instrument or instruments of
transfer and duly stamped as may be
required by the laws of the State of New
York and the United States, and subject to
the payment of funds sufficient to pay any
applicable transfer taxes and the tees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement.
Thereupon the Depositary shall execute a
new Receipt or Receipts and deliver the
same to or upon the order of the person
entitled thereto, subject to receipt of any
certifications by such person as the
Depositary and the Company may require in
order to comply with applicable laws.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to
the execution and delivery, registration of
transfer, splitup, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities or the adjustment of
the Depositarys records to reflect the deposit
of shares or any such transfer, splitup,
combination, surrender or withdrawal, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided herein and in
Section 5.9 of the Deposit Agreement, may
require the production of proof satisfactory
to it as to the  identity and genuineness of
any signature and may also require
compliance with any regulations  the
Depositary may establish consistent with the
provisions of the Deposit Agreement,
including, without limitation, Section 2.6
thereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or deposits of Shares may be
refused, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer, splitup or
combination of outstanding Receipts, or the
surrender of outstanding Receipts may be
suspended generally or in particular
instances, during any period when the
transfer books of the Depositary or the
register of shareholders of the Company are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement, or for any other reason,
subject to Article 23 herein.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
this Receipt or any Deposited Securities
represented by the American Depositary
Shares evidenced hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect registration
of transfer of this Receipt (or any splitup or
combination thereof) or any withdrawal of
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt until such payment is made, and
may withhold any dividends or other
distributions in respect of any Deposited
Securities, or may sell for the account of the
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder will be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, nonassessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the  sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act.  Such
representations and warranties will survive
the deposit of Shares and issuance of
Receipts.
6.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to
the capacity in which such Owners own or
owned Receipts and regarding the identity
of any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.
      Each Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to Section 3.4 of the
Deposit Agreement.  The Depositary agrees
to comply with reasonable written
instructions received from the Company
requesting that the Depositary forward any
such requests to the Owners and to forward
to the Company any such responses to such
requests received by the Depositary.
7.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of compliance with all
applicable laws and regulations and
provisions of or governing Deposited
Securities and the terms of the Deposit
Agreement or such information relating to
the registration on the register of
shareholders of the Company of the Shares
presented for deposit or other information,
to execute such certificates and to make
such representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or distribution
of rights or of the sale proceeds thereof or
the delivery of any Deposited Securities
until such proof or other information is filed
or such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that all conditions to such
deposit have been satisfied by the person
depositing such Shares under Japanese laws
and regulations and any necessary approval
has been granted by any governmental body
in Japan which is then performing the
function of the regulation of currency
exchange or any other function which
requires approval for the deposit of Shares.
8.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), where applicable: (1)
taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of shareholders of the Company and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares
(or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to, Sections 4.1 through 4.4 thereof, (7) a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement, (8) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American
Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
      The Depositary, subject to Section
2.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

9.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered, that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at  all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
10.	TITLE TO RECEIPTS.
      Title to this Receipt, when properly
endorsed or accompanied by a proper
instrument or instruments of transfer and
transferred in accordance with the terms of
the Deposit Agreement, shall be transferable
by delivery with the same effect as in the
case of a negotiable instrument under the
laws of the State of New York; provided,
however, that the Company and the
Depositary, notwithstanding any notice to
the contrary, may treat the Owner hereof as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Depositary nor the
Company will have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of a Receipt,
unless such holder is the Owner hereof.
11.	VALIDITY OF RECEIPT.
      This Receipt will not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

12.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, is required to file certain reports
with the Securities and Exchange
Commission (hereinafter called the
Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to the Owners copies of such reports
when furnished by the Company pursuant to
the Deposit Agreement. Any such reports
and communications, including any such
proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the Receipts.
      The Depositary may close the
transfer books, at any time or from time to
time, when deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement.
13.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if such cash is received in
Foreign Currency, subject to the provisions
of Section 4.5 of the Deposit Agreement,
convert such dividend or distribution into
Dollars and shall distribute the amount thus
received (net of the fees and expenses of the
Depositary as provided in Section 5.9 of the
Deposit Agreement) to the Owners entitled
thereto, in proportion to the number of
American Depositary Shares representing
such Deposited Securities evidenced by
Receipts held by them respectively;
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in an amount on account of taxes or  other
governmental charges, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Section 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary may,
after Consultation with the Company and
shall, if the Company shall so request
(subject in the latter case to the receipt of an
opinion of United States counsel to the
Company, satisfactory to the Depositary,
stating whether or not such distribution
requires a registration statement under the
Securities Act to be in effect prior thereto)
cause the securities or property received by it
to be distributed to the Owners entitled
thereto, after the deduction or upon payment
of any fees and expenses of the Depositary
or any taxes or other governmental charges,
in proportion to the number of American
Depositary Shares representing such
Deposited Securities evidenced by Receipts
held by them respectively, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges) the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners entitled thereto, all in the manner
and subject to the conditions described in
Section 4.1 of the Deposit Agreement.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares (including
stock split as a means of free distribution of
Shares), the Depositary may, after
Consultation with the Company, distribute
to the Owners of outstanding Receipts
entitled thereto, in proportion to the number
of American Depositary Shares representing
such Deposited Securities evidenced by
Receipts held by them respectively,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees and expenses of the
Depositary as provided in Section 5.9 of the
Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares  in any such case, the Depositary shall
sell the amount of Shares represented by the
aggregate of such fractions by public or
private sale (or, if such sale is not possible
with respect to any portion of such Shares
which is less than a full Unit, by sale of such
portion to the Company in accordance with
the applicable provisions of the Japanese
Commercial Code and any other Japanese
law) and distribute the net proceeds, all in
the manner and subject to the conditions
described in Section 4.1 of the Deposit
Agreement.  If additional Receipts are not
so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto in proportion to the number of
American Depositary Shares owned by them
respectively.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the Foreign Currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
Foreign Currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments, as applicable,
upon surrender thereof for cancellation in
whole or in part depending upon the terms
of such warrants or other instruments.  Such
distribution may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be net
of any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the Depositary
to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after Consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds (net of the fees and expenses  of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement)
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available  to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a)
the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of Section
4.4 of the Deposit Agreement, such Receipts
shall be legended in accordance with
applicable United States laws, and shall be
subject to the appropriate restrictions on sale,
deposit, cancellation, and transfer under
such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses  of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of this Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
16.	FIXING OF RECORD DATE.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary shall
fix a record date which shall be the same
date as the record date, if any, applicable to
the Deposited Securities, or as close thereto
as practicable (a) for the determination of
the Owners who shall be (i) entitled to
receive such dividend, distribution or rights
or the net proceeds of the sale thereof or (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting, or (b)
on or after which each American Depositary
Share will represent the changed number of
Shares.  Subject to the provisions of Sections
4.1 through 4.5 of the Deposit Agreement
and to the other terms and conditions of the
Deposit Agreement, the Owners on such
record date shall be entitled, as the case may
be, to receive the amount distributable by
the Depositary with respect to such dividend
or other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares
evidenced by Receipts held by them
respectively, to give voting instructions, to
exercise the rights of Owners under the
Deposit Agreement with respect to such
changed number of shares and to act in
respect of any other such matter.
17.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, and (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the Articles of Incorporation of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares, and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given, in accordance
with the next paragraph if no instruction is
received, to the Depositary to give a
discretionary proxy to a person designated
to the Company.  Upon the written request
of an Owner on such record date, received
on or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor, in so far as practicable and
permitted under applicable law as the
Company may advise the Depositary from
time to time, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  So long as under
Japanese law votes may only be cast in
respect of one or more whole Units of
Shares, (i) the same instructions received
from Owners shall be aggregated and the
Depositary shall endeavor insofar as is
practicable to vote or cause to be voted the
number of whole Units in respect of which
such instructions as so aggregated have been
received, in accordance with such
instructions, and (ii) such Owners
acknowledge and agree that, if the
Depositary has received the same
instructions any portion of which, after
aggregation of all such instructions,
constitutes instructions with respect to less
than a whole Unit of Shares, the Depositary
will be unable to vote or cause to be voted
the Shares to which such  portion of the
instructions applies.  The Depositary shall
not vote or attempt to exercise the right to
vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions.
      If no instructions are received by the
Depositary from any Owner with respect to
any of the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be deemed
given and no such discretionary proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matters materially and
adversely affects rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
18.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may (i) execute and deliver
additional Receipts as in the case of a
dividend on the Shares or (ii) call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
19.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law,
regulation, order, decree, moratorium or fiat
of the United States, Japan or any other
country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Articles of Incorporation of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company or
any of their respective directors, employees,
agents or affiliates shall be prevented,
delayed  or forbidden from, or be subject to
any civil or criminal penalty on account of,
doing or performing any act or thing which
by the terms of the Deposit Agreement or
the Deposited Securities it is provided shall
be done or performed; nor shall the
Depositary nor the Company nor any of their
respective directors, employees, agents or
affiliates incur any liability to any Owner or
holder of a Receipt by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or  performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the Articles of Incorporation
of the Company.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
any Owner or holder of a Receipt, except
that it agrees to perform its obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  The Depositary
will not deliver Shares except upon receipt
and cancellation of Receipts.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it in its sole
discretion against all expense and liability
shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or
in connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection with
the issue out of which such potential liability
arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  No disclaimer
of liability under the Securities Act of 1933
is intended by any provision of the Deposit
Agreement.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the fees and expenses of
counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or
any Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a PreRelease (as defined
in Section 2.9 of the Deposit Agreement) of
a Receipt or Receipts in accordance with
Section 2.9 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a PreRelease pursuant to Section
2.9 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not been the
subject of a PreRelease, or (ii) which may
arise out of any misstatement or alleged
misstatement or omission or alleged omission
in any registration statement, proxy
statement, prospectus (or placement
memorandum), or preliminary prospectus (or
preliminary placement memorandum)
relating to the offer of sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (A)
information relating to the Depositary or any
Custodian (other than the Company), as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (B) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.
      The Depositary agrees to indemnify
the Company, its directors, employees,
agents and affiliates and hold them harmless
from any liability or expense which may
arise out of acts performed or omitted by the
Depositary or its Custodian or their
respective directors, employees, agents and
affiliates due to their negligence or bad
faith.
20.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election to do so delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by 90 days
prior written notice of such removal to
become effective upon the later of (i) the
90th day after delivery of the notice to the
Depositary or (ii) appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  In case at any time the
Depositary acting under the Deposit
Agreement shall resign or be removed, the
Company will use its best efforts to appoint
a successor depositary, which will be a bank
or trust company having an office in the
Borough of Manhattan, The City of New
York.  Every successor depositary will
execute and deliver to its predecessor and to
the Company an instrument in writing
accepting its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
will become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, will execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor under
the Deposit Agreement, will duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and will deliver to such successor
a list of the Owners of all outstanding
Receipts.  Any such successor depositary
will promptly mail notice of its appointment
to the Owners.  Whenever the Depositary in
its discretion determines that it is in the best
interest of the Owners to do so, it may
appoint a substitute or additional custodian
or custodians, each of which shall thereafter
be one of the Custodians under the Deposit
Agreement.
21.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
in any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, will, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner  of a Receipt at the time any
amendment so becomes effective will be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment
and to be bound by the Deposit Agreement
as amended thereby.  In no event shall any
amendment impair the right of the Owner of
this Receipt to surrender such Receipt and
receive herefor the Deposited Securities
represented hereby except in order to
comply with mandatory provisions of
applicable law.
22.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall, at any time at
the direction of the Company, terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least thirty (30)
days prior to the date fixed in such notice
for such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding, if at any time sixty (60)
days shall have expired after the Depositary
shall have delivered to the Company a
written notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in Section 5.4 of the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the deliverable portion of the American
Depositary Shares evidenced by such
Receipt (together with a new Receipt
evidencing the nondeliverable portion of
such American Depositary Shares).  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends and other
distributions to the Owners thereof, and
shall not give any further notices or perform
any further acts under the Deposit
Agreement, except that the Depositary shall
continue to collect dividends and other
distributions pertaining to Deposited
Securities, shall sell rights and other property
as provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts evidencing the deliverable portion
of the American Depositary Shares
surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of six (6) months from the
date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement by public or private sale
(or, if such sale is not permissible with
respect to any portion of the Shares which is
less than a full Unit, by sale of such portion
to the  Company in accordance with the
applicable provisions of the Japanese
Commercial Code and any other Japanese
law) and may thereafter hold uninvested the
net proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.8 and 5.9
of the Deposit Agreement.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, each of the Company and the
Depositary agrees that it will not exercise
any rights it has under the Deposit
Agreement to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to,
Section I.A.(1) of the General Instructions
to the Form F6 Registration Statement,
Registration Statement, as amended from
time to time, under the Securities Act.
24.	CHANGE IN UNIT.
      The Company agrees that it shall give
notice to Owners of any amendment to its
Articles of Incorporation changing the
number of Shares previously designated as a
Unit at least three months prior to the
effectiveness of such amendment.
Notwithstanding the foregoing, however, if
the number of Shares proposed to be
designated as a Unit pursuant to an
amendment to the Companys Articles of
Incorporation is a number evenly divisible
into the number of Shares then designated as
a Unit, the Company shall give notice to
Owners of such amendment at least two
weeks prior to the effectiveness of such
amendment.
25.	WITHHOLDING OF JAPANESE
TAX.
      In the event the Company shall be
required by Japanese laws and regulations to
withhold any tax on any dividend or
distribution made by it in respect of any
Deposited Securities, the Depositary shall
forward to the Custodian for delivery to the
Company such information from the
Depositarys records as the Company may
reasonably request in connection with any
such withholding by the Company within
such period as will enable the Company to
file the necessary reports with the
appropriate governmental agencies to obtain
benefits under applicable tax treaties.
26.	OWNERSHIP RESTRICTIONS.
      The Company may restrict transfers
of the Shares where such transfer might
result in ownership of Shares exceeding the limits imposed by applicable law or the Articles of Incorporation and Share
Handling Regulations of the Company.  The
Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American
Depositary Shares owned by a single Owner to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner in excess of the limitation set forth in the proceeding sentence, including but not limited to a mandatory sale or disposition on behalf of an Owner of the Shares represented by the American Depositary Shares held by such Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation and Share Handling
Regulations of the Company, only if such instructions are reasonable and practicable, provided, however, that if any such instructions are, in the Depositarys opinion, not reasonable and practicable, the
Depositary and the Company agree to
consult in good faith to resolve the situation.